The Peck Company Holdings, Inc. Reports Third Quarter 2019 Results, 194% Increase in Revenue

Maintaining profitability as a public company while executing a strategic growth plan

Third Quarter 2019 Highlights

●	Record revenue of $11.7 million in the third quarter, up 194%, compared to $3.9 million in the prior year period.

●	Third quarter 2019 GAAP operating income of $0.179 million, compared to $0.543 million in the prior year period.

●	Third quarter 2019 adjusted EBITDA of $0.431 million, compared to $0.640 million in the prior year period.

●	Backlog of $16 million, compared to $9.25 million in the prior year period.

SOUTH BURLINGTON, VT—(BUSINESS WIRE)— The Peck Company Holdings, Inc. (NASDAQ:PECK), a leading commercial solar engineering, procurement and construction (“EPC”) company (the “Company”), today reported results for the third quarter ended September 30, 2019.

Revenue for the quarter ended September 30, 2019 increased 194% to $11.7 million, compared to $3.9 million in the corresponding period in 2018. Higher revenue in the quarter was driven by increased projects.

On a GAAP basis, operating income was $0.179 million or 1.5% of sales, compared to $0.543 million, or 13.9% in the prior year period. Lower operating income was the result of higher depreciation relating to equipment and solar arrays, of which the majority was placed into service for the quarter ended June 30, 2019. In addition, the Company incurred increased expenses associated with becoming a public company on June 20, 2019 and with executing its growth strategy while remaining profitable.

Adjusted EBITDA in the third quarter was $0.431 million, or 3.5% of sales, compared to the prior year period of $0.640 million, or 16% of sales. The decrease as a percentage of sales was the result of the volume of new projects, as revenue recognized prior to breaking ground was mostly attributable to material costs that were booked at lower margin relative to higher margin labor as projects mature. Therefore, the Company expects to see margins increase as projects move toward completion.

The Company continues to construct its energy future as a public company with a three-part growth strategy comprising:

●	Organic growth into new markets across northeastern states

●	Opportunistic acquisitions

●	Acquiring developed projects to construct for resale or to hold for recurring revenue

The Company’s Chief Executive Officer, Jeffrey Peck, commented, “We are pleased to report revenue growth of 194% in our last quarter as a public company. We are intensely focused on establishing our Company as the profitable platform for growth with our core solar EPC services, so that we are in the best position to take advantage of opportunities across the entire value chain. Moreover, we have accomplished this without raising equity capital, and we remain confident in executing our plan without the need to raise additional equity capital. The positive momentum since we have gone public reflects our team’s passion to construct our renewable energy future and our commitment to sustaining profitability as we execute our growth plan.”

Third Quarter Results of Operations

Consolidated revenue for the quarter ended September 30, 2019 increased 194% to $11.7 million, compared to $3.9 million in the corresponding period in 2018.

Gross profit increased 30.2% to $1.4 million for the three months ended September 30, 2019, compared to $1.1 million in the corresponding period in 2018. Gross margin as a percentage of sales was 12.30% for the three months ended September 30, 2019, compared to 27.7% in the corresponding period in 2018. Lower gross margin for the three months ended September 30, 2019 was the result of increased material and sub-contractor purchases in the quarter to support planned projects during the Company’s peak season.

Total operating expenses for the three months ended September 30, 2019 were $1.26 million, or 10.7% of sales, compared to $0.6 million in the corresponding period in 2018, or 14.1% of sales. The increase in operating expenses for the three months ended September 30, 2019 was the result of higher depreciation relating to equipment and solar arrays, of which the majority was placed into service for the three months ended September 30, 2019.

Income taxes for the quarter ended September 30, 2019 were $48,688 compared to the corresponding period of $250 in 2018.

Backlog for the three months ended September 30, 2019 was $16 million, compared to the corresponding period in 2018 of $9.25 million. The Company expects to realize nearly all of the backlog within the next 12 months.

Conference Call Information

The Company will host a conference call at 8:15 a.m. ET to discuss its third quarter results. To access the call, participants may dial toll-free at 1-855-327-6837 or 1-631-891-4304 (international) and request to join The Peck Company Holdings, Inc. earnings call.

To listen to a telephonic replay of the conference call, dial toll-free 1-844-512-2921 or 1-412-317-6671 (international) and enter confirmation code 10007978. The telephonic replay will be available beginning at 11:15 a.m. ET on Tuesday, November 12, 2019, and will last through 11:59 p.m. ET on Tuesday, November 26, 2019. The call will also be available for replay via the webcast link on the Company’s Investor Relations website.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

Certain Non-GAAP Measures

We periodically review the following key non-GAAP measures to evaluate our business and trends, measure our performance, prepare financial projections and make strategic decisions.

EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA

Included in this presentation are discussions and reconciliations of earnings before interest, income tax and depreciation and amortization (“EBITDA”) and EBITDA adjusted for certain non-cash, non-recurring or non-core expenses (“Adjusted EBITDA”) to net income in accordance with GAAP. Adjusted EBITDA excludes certain non-cash and other expenses, certain legal services costs, professional and consulting fees and expenses, and one-time business combination expenses and certain adjustments. We believe that these non-GAAP measures illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals.

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures, particularly Adjusted EBITDA, to analyze our performance would have material limitations because such calculations are based on a subjective determination regarding the nature and classification of events and circumstances that investors may find significant. We compensate for these limitations by presenting both the GAAP and non-GAAP measures of our operating results. Although other companies may report measures entitled “Adjusted EBITDA” or similar in nature, numerous methods may exist for calculating a company’s Adjusted EBITDA or similar measures. As a result, the methods that we use to calculate Adjusted EBITDA may differ from the methods used by other companies to calculate their non-GAAP measures.

About The Peck Company Holdings, Inc.

Headquartered in South Burlington, VT, The Peck Company Holdings, Inc. is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Ranked by Solar Power World as one of the leading commercial solar contractors in the Northeastern United States, the Company provides EPC services to solar energy customers for projects ranging in size from several kilowatts for residential properties to multi-megawatt systems for large commercial and utility scale projects. The Company has installed over 125 megawatts worth of solar systems since it started installing solar systems in 2012 and continues its focus on profitable growth opportunities. Please visit www.peckcompany.com for additional information.

The Peck Company Holdings, Inc.

Condensed Balance Sheets (Unaudited)

September 30, 2019 and December 31, 2018

	September 30, 2019	December 31, 2018
Assets
Current Assets:
Cash	$28,700	$313,217
Accounts receivable, net of allowance	7,157,760	2,054,413
Costs and estimated earnings in excess of billings	3,427,990	718,984
Due from stockholders	2,858	2,858
Other current assets	210,852	0
Total current assets	10,828,160	3,089,472

Property and equipment:
Building and improvements	672,727	666,157
Vehicles	1,283,364	1,147,371
Tools and equipment	517,601	493,760
Solar arrays	6,386,025	6,386,025
	8,859,717	8,693,313
Less accumulated depreciation	(2,037,996)	(1,571,774)
	6,821,721	7,121,539
Other Assets:
Captive insurance investment	140,875	80,823
Due from stockholders	293,000	250,000
Cash surrender value - life insurance	279,219	224,530
	713,094	555,353
Total assets	$18,362,975	$10,766,364

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$3,580,982	$1,495,785
Accrued expenses	289,002	236,460
Billings in excess of costs and estimated earnings on uncompleted contracts	826,012	180,627
Accrued losses on contract in progress	0	9,128
Due to stockholders	738,347	33,463
Line of credit	5,000,000	972,524
Current portion of deferred compensation	27,057	27,057
Current portion of long-term debt	443,453	410,686
Total current liabilities	10,904,853	3,365,730

Long-term liabilities:
Deferred compensation, net of current portion	96,546	116,711
Deferred tax liability	1,527,311	0
Long-term debt, net of current portion	2,076,750	2,212,885
	3,700,507	2,329,596
Commitments and contingencies

Stockholders’ equity:
Preferred stock - $0.0001 par value 1,000,000 shares authorized, 0 issued and outstanding	0	0
Common stock - $0.0001 par value 49,000,000 shares authorized, 5,474,695 shares issued and outstanding and 3,234,301 shares issued and outstanding as of September 30, 2019 and December 31, 2018	547	323
Additional paid-in capital	423,306	552,630
Retained earnings	3,333,762	4,518,085
	3,757,615	5,071,038
	$18,362,975	$10,766,364

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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The Peck Company Holdings, Inc.

Condensed Statements of Operations (Unaudited)

For the three months and nine months ended September 30, 2019 and 2018

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2019	2018	2019	2018

Earned revenue	$11,749,580	$3,991,209	21,878,170	$13,023,359
Cost of earned revenue	10,308,936	2,885,146	17,846,681	9,882,268
Gross profit	1,440,644	1,106,063	4,031,489	3,141,091

Indirect expenses	294,154	182,193	1,034,965	534,279
General and administrative expenses	967,196	380,153	1,980,886	1,225,948
Total operating expenses	1,261,350	562,346	3,015,851	1,760,227
Operating income	179,294	543,717	1,015,638	1,380,864

Other expenses
Interest expense	(54,671)	(49,785)	(158,217)	(91,639)

Income before income taxes	124,623	496,932	857,421	1,289,225
Provision for income taxes	48,468	0	1,555,330	250

Net income (loss)	$76,155	$496,932	$(697,909)	$1,288,975

Weighted average shares outstanding:
Basic	5,474,695	3,234,501	4,071,497	3,234,501
Diluted	5,474,695	3,234,501	4,071,497	3,234,501

Income (loss) per common share:
Basic	$0.01	$0.15	$(0.17)	$0.40
Diluted	$0.01	$0.15	$(0.17)	$0.40

PRO FORMA (C-corporation basis) (Note 1m)
Income tax expense	$48,468	$137,750	$237,677	$357,373
Net Income	76,155	359,182	619,744	931,852

Weighted average shares outstanding
Basic	5,474,695	3,234,501	4,071,497	3,234,501
Diluted	5,474,695	3,234,501	4,071,497	3,234,501

Income (loss) per common share:
Basic	$0.01	$0.11	$0.15	$0.29
Diluted	$0.01	$0.11	$0.15	$0.29

 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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The Peck Company Holdings, Inc.

Condensed Statement of Changes in Stockholders’ Equity (Unaudited)

September 30, 2019

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amounts	Capital	Earnings	Total

December 31, 2018, as previously reported	200	$6,000	$546,953	$4,518,085	$5,071,038

Retroactive conversion of shares	3,234,301	(5,677)	5,677	0	0

December 31, 2018, effect of reverse recapitalization	3,234,501	323	552,630	4,518,085	5,071,038

Cash distributions to stockholders in 2019 prior to June 20	0	0	0	(486,414)	(486,414)

Conversion of Jensyn shares	2,240,194	224	890,610	0	890,834

Net income (loss)				(774,064)	(774,064)

Recapitalization costs	0	0	(1,019,934)	0	(1,019,934)

June 30, 2019, as previously reported	5,474,695	547	423,530	3,257,607	3,681,684

Recapitalization costs			(224)

Net Income (loss)				76,155	76,155
Ending Balance, September 30, 2019	5,474,695	$547	$423,306	$3,333,762	$3,757,615

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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The Peck Company Holdings, Inc.

Condensed Statements of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net (loss) income	$(697,909)	$1,288,975

Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	466,222	296,125
Provision for deferred income taxes	1,527,311

Changes in operating assets and liabilities:
Accounts receivable	(5,103,347)	391,852
Prepaid expenses	(210,852)	(63,340)
Costs and estimated earnings in excess of billings	(2,709,006)	404,099
Cash surrender value - life insurance	(54,689)	0
Accounts payable	2,085,197	(1,290,484)
Accrued expenses	52,542	(176,957)
Billings in excess of costs and estimated earnings on uncompleted contracts	645,385	(254,183)
Accrued losses on contract in progress	(9,128)	0
Due to stockholders	438,070	0
Deferred compensation	(20,165)	0
Net cash (used in) provided by operating activities	(3,590,369)	596,087

Cash flows from investing activities:
Purchase of solar arrays and equipment	(39,243)	(2,587,041)
Loan to stockholder	(43,000)	(250,000)
Investment in captive insurance	(60,063)	(43,340)
Net cash used in investing activities	(142,295)	(2,880,381)

Cash flows from financing activities:
Net borrowings (repayments) on line of credit	4,027,476	1,233,836
Proceeds from long-term debt	0	645,525
Payments of long-term debt	(230,629)	0
Recapitalization costs paid	(129,100)	0
Stockholder distributions paid	(219,600)	(137,494)
Net cash provided by financing activities	3,448,147	1,741,867
Net decrease in cash	(284,517)	(542,427)
Cash, beginning of quarter	313,217	760,781
Cash, end of quarter	$28,700	$218,354

Supplemental disclosure of cash flow information

Cash paid during the year for:
Interest	$158,217	$91,639
Income taxes	5,859	250
Supplemental disclosure of non-cash investing and financing activities

2019
Four vehicles were purchased and financed for $127,161.
The Company accrued S-corporation distributions which have not been paid of $266,814.

2018
One vehicle was purchased and financed for $39,790

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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The reconciliations of EBITDA, Adjusted EBITDA to net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the table below:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income (loss)	$76,155	$496,932	$(697,909)	$1,288,975
Depreciation and amortization	155,169	96,329	466,222	296,125
Other (income) expense, net	54,671	46,785	158,217	91,639
Income Tax	48,468	0	1,555,330	250
EBITDA	334,643	640,046	1,481,860	1,676,989
Other costs	78,388	0	243,819	0

Adjusted EBITDA	413,031	640,046	1,725,679	1,676,989

Weighted Average shares outstanding	5,474,695	3,234,501	4,071,497	3,234,501

Adjusted EPS	0.08	0.20	0.42	0.52

Other costs consist of one-time expenses of financial audits and other legal and professional fees associated with the Company’s business combination transaction in June 2019.

IR Contact:

J. Charles Assets

Jay Hetrick

407-627-0169

jayhetrick@jcharlesassets.com

JCharlesAssets.com

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